Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Human Pheromone Sciences, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-98836) of our report dated February 22, 2001, relating to the consolidated financial statements of Human Pheromone Sciences, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

San Jose, California
March 25, 2002